ANNEX A
Filed Pursuant to Rule 433
Registration Statement No. 333-136681
February 7, 2007
PRICING TERM SHEET
Issuer: International Lease Finance Corporation
Issue of Securities: Medium Term Notes, Series R
Principal Amount: $500,000,000
Coupon: 5.350%
Interest Payment Dates: Semi-annually on the 1st of
September and 1st of March, commencing on September 1, 2007
Maturity: March 1, 2012
Initial Price to Public: $100.000
Optional Redemption: N/A
Minimum Denomination: Minimum denominations of $1,000
Settlement Date: February 12, 2007
CUSIP: TBD
Underwriters:
Merrill Lynch
The issuer has filed a registration statement (including a prospectus)with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the documents incorporated by reference therein and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-866-500-5408.